UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

NEUROPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40337	22-3550230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 N. Bernardo Avenue Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

(650) 237-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On June 20, 2025, Rebecca Kuhn departed from her position as Chief Financial Officer and Vice President, Finance and Administration of NeuroPace, Inc. (the “Company”) and will transition to the role of Senior Strategic Advisor—Finance, effective as of June 20, 2025 (the “Transition Date”).

In connection with her resignation, Ms. Kuhn and the Company entered into a separation agreement, dated June 24, 2025 (the “Separation Agreement”), pursuant to which Ms. Kuhn will provide consulting services to NeuroPace from the Transition Date through June 19, 2026 (the “Consulting Period”).

The Separation Agreement also sets forth the severance benefits following a termination of employment with the Company pursuant to the Company’s Officer Severance Benefit Plan, which includes cash severance benefits equal to the sum of 12 months of Ms. Kuhn’s base salary, payable in the form of salary continuation over a twelve-month period, as well as reimbursement of up to 18 months of COBRA premiums. Ms. Kuhn will also receive an additional one-time cash payment of $88,885, which is equivalent to the 2025 bonus, pro-rated for her partial year of service, to be paid on the first regular payroll date following the Transition Date. In addition, Ms. Kuhn’s outstanding equity awards will continue to vest during the Consulting Period. All vested awards held by Ms. Kuhn as of the Transition Date will remain outstanding and exercisable in accordance with the terms and conditions of the applicable award agreements. The severance payments and the one-time cash payment will be contingent on Ms. Kuhn providing a general release of claims.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Appointment of Chief Financial Officer

In connection with the transition of the Chief Financial Officer role, the Company has appointed Patrick F. Williams as Chief Financial Officer, effective as of the Transition Date. Mr. Williams will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Williams, age 52, joins NeuroPace with over 25 years of financial and operational management experience with public companies. Mr. Williams most recently served as Chief Financial Officer of STAAR Surgical, a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye. As Chief Financial Officer of Staar Surgical, Mr. Williams oversaw worldwide finance operations for the company, which reported net sales of more than $300 million in 2024. Prior to STAAR Surgical, Mr. Williams was Chief Financial Officer at Sientra, thereafter transitioning to the General Manager of the miraDry® business unit. Before joining Sientra, Mr. Williams served as Chief Financial Officer of ZELTIQ Aesthetics, Inc., a publicly-traded medical device company that was acquired in 2017. Mr. Williams has also served as Vice President at NuVasive, Inc., a San Diego-based medical device company, in strategy, finance and investor relations roles. Mr. Williams earned a B.A. in Economics from U.C. San Diego and an M.B.A from San Diego State University.

Pursuant to the terms of the Offer Letter and Employment Agreement (the “Offer Letter”), between Mr. Williams and the Company, Mr. Williams’s base salary will be $500,000 per year and his annual target bonus will be 60% of his base salary. Bonus amounts will be determined based upon achievement of goals agreed upon with the Board of Directors. Pursuant to the Offer letter, Mr. Williams will be granted sign-on equity awards in the form of restricted stock units representing 10,370 shares of the Company’s common stock and stock options to purchase 17,600 shares of the Company’s common stock with an exercise price equal to the fair market value on the date of the grant (collectively, the “Sign-on Awards”). Mr. Williams will also receive a new hire equity award in the form of restricted stock units representing 41,480 shares of the Company’s common stock and stock options to purchase 70,350 shares of the Company’s common stock with an exercise price equal to the fair market value on the date of the grant (the “New Hire Awards” and collectively with the Sign-on Awards, the “Equity Awards”). Twenty-five percent (25%) of the shares subject to the Equity Awards will vest on the respective one-year anniversaries of the dates of grant, with the balances of the shares respectively vesting quarterly over the following three (3) years, subject to Mr. Williams’s continued service with the Company through each such vesting date.

Mr. Williams is eligible to participate in the employee benefit plans generally available to the Company’s employees and is subject to customary confidentiality covenants, and he is also eligible for severance benefits under the Company’s Officer Severance Benefit Plan.

The Company has also entered into its standard form of indemnification agreement with Mr. Williams.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01 Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the changes described above. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: June 24, 2025	By:	/s/ Leah Akin
Leah Akin
General Counsel and Secretary